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                                                                     Exhibit 3.B




                                GLB BANCORP, INC.
                               CODE OF REGULATIONS

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS

Section 1.        Annual Meeting.
                  --------------

         The annual meeting of shareholders of this Corporation shall be held at the principal office of the Corporation in Mentor, Lake County, Ohio, or at such other place as the Board of Directors may designate, on the third Thursday of April of each year at 7:00 P.M., or at such other date and hour as may be designated by the Board of Directors and specified in the notice of said meeting. If such date is a legal holiday, then the meeting shall be held on the following day at the same hour. The annual meeting of shareholders shall be held for the purpose of electing Directors and considering reports presented to such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could be properly considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

Section 2.        Special Meeting; Consent
                  ------------------------

         Any action required or permitted to be taken by the shareholders of this Corporation may be effected at a duly called annual or special meeting of shareholders of the Corporation, or by unanimous written consent of shareholders in lieu of a meeting. Special meetings may be called by the Chairman of the Board or the President or a Vice President, or by the Board of Directors by action at a meeting, or by a majority of the Directors acting without a meeting, and shall (except as provided hereinafter with respect to changes in control and amendments to the Articles of Incorporation) be called at the written request, filed with the Secretary, of holders of record of not less than one fourth (1/4) of the outstanding shares entitled to vote at such meeting. Special meetings of shareholders relating to changes in control of the Corporation or amendments to its Articles of Incorporation shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized Directorships at the time any such resolution is presented to the Board of Directors for adoption), or at the written request, filed with the Secretary, of holders of record of not less than one half (1/2) of the outstanding shares entitled to vote at such meeting. Business transacted at a special meeting of shareholders shall be confined to the purpose stated in the notice thereof.

Section 3.        Notice of Meetings
                  ------------------

         Notice of the time, place and purpose or purposes of each annual and of each special meeting of shareholders of the Corporation shall be given in writing by or at the direction of the President, a Vice President or the Secretary (or in case of their failure or refusal to give such notice, by the person or persons entitled to call such meeting) to the shareholders of record entitled to vote at any such meeting. A written or printed copy of such notice shall be served upon or mailed to each shareholder of record entitled to vote at such meeting not more than ninety (90) days nor less than ten (10) days before the day of such meeting; and if mailed, such notice shall be addressed to each shareholder at his address as it appears upon the records of the Corporation. The giving of notice of any meeting of shareholders, annual or special, may be waived in writing either before or after any such meeting is held by a shareholder entitled to notice thereof. If any shares are transferred after notice of any such meeting has been given but before the holding of any such meeting, it shall not be necessary to serve notice upon the transferee of any such shares. By attendance at any meeting, annual or special, either in person or by proxy, a shareholder shall be deemed to have waived notice thereof. If any meeting of shareholders is adjourned, whether or not to a time or place other than that specified in the notice of such meeting, no notice of any such adjourned meeting needs to be given other than by an announcement at the meeting at which such adjournment is taken.

Section 4.        Record Date
                  -----------

         For any lawful purpose, including without limitation the determination of the shareholders who are entitled to

         (a)      receive notice of or to vote at a meeting of shareholders,

         (b)      receive payment of any dividend or distribution,

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         (c)      receive or exercise rights of purchase of, or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or

         (d) participate in the execution of written consents, waivers or releases,

the Board of Directors may fix a record date which, in the cases provided for in clauses (a), (b) and (c) above, shall not be more than ninety (90) days preceding the date of the meeting of shareholders, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the person or persons who shall have fixed the original record date shall, subject to the limitations set forth in this Section, fix another date; and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against the transfers of shares during the whole or any part of the period provided for in this Section, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.

Section 5.        Proxies
                  -------

         A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photocopy or equivalent reproduction of a writing, appointing a proxy shall be a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Unless the writing appointing a proxy otherwise provides:

         (a) Each proxy shall have the power of substitution and, where three or more proxies are appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all;

         (b) If more than one proxy is appointed, then (i) with respect to voting or executing consents, waivers or releases, or objections to consents at a shareholders' meeting, a majority of such proxies as attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority thereat; and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (ii) with respect to exercising any other authority, a majority may act for all;

         (c) A writing appointing a proxy shall not be revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is given to the Corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed; and

         (d) The presence at a meeting of the person appointing a proxy shall not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke the appointment by giving notice to the Corporation in writing, or in open meeting.

Section 6.        Quorum
                  ------

         The holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote at any meeting of shareholders, when present in person or by proxy at any such meeting, shall constitute a quorum for the transaction of any business to be considered and acted upon at any such meeting. The act of the holders of record of a majority of the issued and outstanding shares of the Corporation present at any meeting and entitled to vote thereat, at which a quorum is present, shall be the act of the shareholders of the Corporation unless otherwise provided by law, the Articles of Incorporation or these Regulations.

         If the holders of such interest are not present, either in person or by proxy, at the time and place fixed, as herein provided, for any meeting, a majority in interest of those present may adjourn, from time to time and successively, without notice other than by announcement at the meeting, until a quorum shall be in attendance. At

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any such adjourned meeting, any business may be transacted which might have been transacted had the meeting taken place at the time originally fixed.

                                   ARTICLE II
                       PROCEDURE FOR NOMINATING DIRECTORS

Section 1.        Eligibility to Make Nominations
                  -------------------------------

         Nominations of candidates for election as Directors at any annual meeting or any special meeting of shareholders called for the purpose of electing Directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.

Section 2.        Procedure for Nominations by the Board
                  --------------------------------------

         Nominations by the Board shall be made not fewer than thirty (30) days prior to the date of an Election Meeting. At the request of the Secretary, each proposed nominee shall provide the Corporation such information concerning himself as the Secretary or the Secretary's designee may request in order for such nomination to be properly presented to shareholders in the Bank's proxy statement.

Section 3.        Procedure for Nomination by Shareholders
                  ----------------------------------------

         At least thirty (30) days prior to the date of an Election Meeting, any shareholder who intends to make a nomination at such Election Meeting shall deliver a written notice to the Secretary setting forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of the Corporation that are beneficially owned by each such nominee and (iv) any other information relating to such nominee (I) that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "1934 Act") (including without limitation such person's written consent to serving as a Director if elected), or (II) that would be required if the Corporation's securities were registered under the 1934 Act; and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such shareholder.

Section 4.        Substitution of Nominee
                  -----------------------

         In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 of this Article II and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee by delivery not fewer than five (5) days prior to the date of an Election Meeting of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 2 or Section 3 of this Article II, as the case may be, had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

Section 5.        Compliance with Procedures
                  --------------------------

         If the Chairman of the Election Meeting determines that a nomination of any candidate for election as a Director was not made in accordance with the applicable provisions of Sections 1, 2, 3 and 4 of this Article II, such nomination shall be void.

                                   ARTICLE III
                             THE BOARD OF DIRECTORS

Section 1.         Authority and Number of Directors
                   ---------------------------------

         The policy of the Bank shall be determined, its affairs directed and its corporate powers exercised by a Board of Directors. The number of directors comprising the Board of Directors shall be not less than five nor more

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than twelve. At a meeting of the shareholders called for the purpose of electing directors and at which a quorum is present, the number of directors may be set or changed by the affirmative vote of the holders of a majority of shares represented at the meeting and entitled to vote on such proposal, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. Between annual meetings of shareholders, the Board of Directors may appoint up to two additional directors, in excess of the number then authorized by the shareholders; provided, however, that in any case there may not be more than twelve directors.

Section 2.        Compensation
                  ------------

         By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either executive or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine. Nothing contained herein shall be construed to preclude any Director from serving the Corporation in any capacity and receiving compensation therefor.

Section 3.        Vacancies
                  ---------

         Vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

Section 4.        Organization Meetings
                  ---------------------

         Immediately after each Election Meeting, the newly elected Board, if a quorum thereof be present, shall hold an organization meeting for the purpose of electing officers and transacting any other business which may properly come before such meeting. Any such organization meeting shall be held at the same place at which the shareholders' meeting immediately preceding it was held, and notice thereof need not be given. If, for any reason, any such organization meeting is not held as hereinbefore provided, a special meeting of the Board of Directors shall be held for such purpose as soon thereafter as is practicable.

Section 5.        Regular Meetings
                  ----------------

         Regular meetings of the Board of Directors may be held at such time and place, within the State of Ohio, as the Board of Directors may, by resolution, from time to time fix or determine; provided, however, that such regular meetings shall be held at least once in each calendar month. The Secretary shall mail a certified copy of each resolution fixing the time and place of regular meetings of the Board of Directors to each Director who was not present at the time the same was adopted, addressing such copy to each such absent Director to the address as shown on the Corporation's books, but no further notice of regular meetings need be given.

Section 6.        Special Meetings
                  ----------------

         Special meetings of the Board of Directors may be called at any time and from time to time by the Chairman of the Board, the President, a Vice President or any two Directors. Any such meeting so called shall be held at the principal office of the Corporation at such time as shall be designated by the person or persons calling such meeting.

Section 7.        Notice of Special Meetings
                  --------------------------

         Notice of the time and place of each special meeting of the Board of Directors shall be given to each Director by the Secretary of the Corporation, or by the person or persons calling such meeting. Such notice need not, unless required by law, state the purpose or purposes of the meeting, and it may be given in any manner or by any method and at such times as will give the Director receiving the same a reasonable opportunity to attend the meeting. Any such notice shall, in all events, be deemed to have been properly and duly given if written or printed and if it is received at least forty-eight (48) hours prior to the time of the meeting by each Director at his address as shown on the records of the Corporation. The giving of notice of any such meeting shall be deemed to have been

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waived by any Director who attends such meeting, and such notice may be waived in writing or by telegram by any Director, either before or after such meeting.

Section 8.        Quorum
                  ------

         A majority of the Directors then in office shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.

Section 9.        Action by Consent
                  -----------------

         Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

                                   ARTICLE IV
                                   COMMITTEES

Section 1.        Executive Committee
                  -------------------

         The Board of Directors may appoint an Executive Committee consisting of at least three (3) members. All of the voting members of the Executive Committee shall be Directors. Officers of the Corporation who are not also Directors may also be appointed to the Executive Committee, but they shall not be entitled to vote on matters presented for a vote of the Executive Committee, nor shall they be counted towards a quorum for such purpose. All appointments to membership on the Executive Committee shall continue until the first meeting of the Board of Directors next elected; provided, however, that the Board of Directors shall at all times have power to revoke any such appointment or abolish the Committee.

         The Executive Committee shall meet as often as the Board of Directors requires, which shall be at least once each month. The Executive Committee shall possess and may exercise, to the extent permitted by law, all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation, except in cases in which the Board of Directors shall have delegated power to another committee.

Section 2.        Audit Committee
                  ---------------

         Except as herein provided, the Board of Directors shall appoint an Audit Committee consisting of at least three (3) Directors who are not officers or employees of the Corporation. The Audit Committee shall, at least once each calendar year, examine, or superintend the examination or audit of the assets, liabilities and results of operations of the Corporation and shall report to the Board of Directors the results of such examination. The Audit Committee shall offer its recommendation to the Board of Directors of the Corporation for the selection of independent certified public accountants to conduct the annual financial examination or audit.

Section 3.        Other Committees
                  ----------------

         The Board of Directors may create and appoint such other committees as it may, at any time or from time to time, find necessary or desirable to facilitate and expedite the management and administration of the affairs of the Corporation. The Board of Directors shall have power to specify the number of members of any such other committee, to designate the powers and duties of any such other committee, and to provide for the tenure in office of its members, its method of organization and its procedure for the transaction of business.

                                    ARTICLE V
                                    OFFICERS

Section 1.        Election and Appointment
                  ------------------------

         The Corporation may have a Chairman of the Board (who shall be a Director) and shall have a President and a Chief Executive Officer (who shall be a Director), one or more Vice Presidents, a Treasurer and a Secretary (who may or may not be Directors). Said officers shall be chosen by the Board of Directors and, in the absence of

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a written employment contract approved specifically by the Board, shall hold office for one year and until their successors are elected and qualified. The Board of Directors shall have authority to appoint such other officers and agents of the Corporation as it may from time to time determine.

         Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in all capacities in which such instrument is required to be executed, acknowledged or verified if such instrument is required by law, the Articles of Incorporation or these Regulations to be executed, acknowledged or verified by two or more officers.

         Any officer may be removed, with or without cause, by the Board without prejudice to the contract rights of such officer. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or these Regulations, if any, with respect to term of office, shall not be deemed to create contract rights.

         In the case of the absence of any officer of the Corporation or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officers to any other officer or to any Director, provided a majority of the whole Board of Directors concurs therein.

Section 2.        Duties
                  ------

                  A. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall have general supervision over the affairs of the Corporation. He shall serve as an ex officio member and chairman of the Executive Committee. In the absence of a Chairman of the Board, the President shall preside at meetings of the shareholders and of the Board of Directors. He shall exercise such other powers as are customarily possessed by a presiding officer.

                  B. VICE PRESIDENT. The Vice President, in the order of their seniority by designation, shall perform the duties of the President in his absence or his inability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or invested in them by the Board of Directors or by the President.

                  C. TREASURER. The Treasurer shall have responsibility for and shall supervise all finances of the Corporation. The Treasurer shall keep adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required. The Treasurer shall have care and custody of the Corporation's funds, securities and property. The Treasurer shall perform such other duties as may from time to time be assigned to him and as are customarily performed by a Treasurer.

                  D. SECRETARY. The Secretary shall keep an accurate account of the records, acts and proceedings of the shareholders, Board and committees in books provided for that purpose. He shall attest to the giving and serving of all notices of the Corporation. He shall record all transfers of shares and cancel and preserve all certificates transferred and keep an alphabetical record of all shareholders, showing the number of shares held by each. He shall have custody of the corporate seal, if any, and when authorized by the Board of Directors, shall affix the seal to any instrument requiring the same. He shall keep and preserve all proxies of the shareholders.

                  E. OTHER OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties and to fix their compensation.

Section 3.        Compensation.
                  -------------

         The Board of Directors shall set the salaries of the President and Chief Executive Officer and all Vice Presidents. Salaries of other officers and personnel shall be set by the Board of Directors upon the recommendations of the President.



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                                   ARTICLE VI
                          INDEMNIFICATION AND INSURANCE

Section 1.        Indemnification
                  ---------------

         The Bank shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or any Corporation subsidiary corporation. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under law, the Articles of Incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to actions in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Anything to the contrary herein notwithstanding, no indemnification shall be allowed in the event the person seeking indemnification is held by a final judgment to have acted in a grossly negligent manner, knowingly contrary to or with reckless disregard for the Corporation's best interests or in violation of law in connection with the matter for which he seeks indemnification. The indemnification provided herein shall be deemed to permit advancement of expenses of defending any threatened or pending action, suit or proceeding, provided that the person seeking advancement of expenses agrees in writing to reimburse the Corporation for all indemnified expenses unless he is found to be entitled to indemnification.

Section 2.        Insurance
                  ---------

         The Corporation may, to the full extent then permitted by law and authorized by the Board, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

                                   ARTICLE VII
                              SHARES AND TRANSFERS

Section 1. Certificates
           ------------

         Each shareholder of the Corporation shall be entitled to a certificate signed by the President and an authorized officer, which shall certify the number of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be by facsimile, engraved, stamped or printed. When any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

         Such certificates shall be in such form as shall be approved by the Board of Directors and shall contain such statements as are required by law.

Section 2.        Transfers
                  ---------

         The shares may be transferred on the proper books of the Corporation (by the registered holders thereof or their legal representatives) by surrender of the certificate for cancellation and a written assignment of the shares. The Board of Directors may from time to time appoint such transfer agents or registrars of shares as it may deem advisable, and may define their powers and duties. All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by any two of the following officers: the President and Chief Executive Officer or a Vice President and the Secretary or Treasurer; or by any person or persons thereunto authorized by the Board of Directors.


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Section 3.        Lost, Stolen or Destroyed Certificates
                  --------------------------------------

         Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board or to the Executive Committee or to the President and Chief Executive Officer or a Vice President and the Secretary or Treasurer, and, if required by the Board or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number (subject to any subsequent stock splits, stock dividends and the like) of shares as the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE VIII
                               ARTICLES TO GOVERN

         In case any provision of these Regulations shall be inconsistent with the applicable provisions of the Articles of Incorporation, the Articles of Incorporation shall govern.

                                   ARTICLE IX
                                   AMENDMENTS

         These Regulations may be amended or supplemented by action of the shareholders at a meeting held for such purpose by the affirmative vote of the holders of record entitled to exercise a majority of the voting power of the Corporation on such proposal or, without a meeting, by unanimous written consent of shareholders of record.








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